IDS LIFE SERIES FUND, INC.

                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as a director or officer of IDS Life Series Fund, Inc., which is an open end, diversified investment company that previously has filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:
                                                1933 Act          1940 Act
                                                Reg. Number       Reg. Number
                                                -----------       -----------
IDS Life Series Fund, Inc. (Life Series)        2-97636           811-4299

hereby constitutes and appoints Christine E. Harbon, Eric L. Marhoun, Timothy S. Meehan, Mary Ellyn Minenko, Eileen J. Newhouse, James M. Odland, Teresa J. Rasmussen, Monica P. Vickman and H. Bernt von Ohlen or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his or her name, place and stead any and all further filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.

Dated the 27th day of June, 2001.



  /s/Timothy V. Bechtold
  ----------------------
     Timothy V. Bechtold
     Director

  /s/Rodney P. Burwell
  --------------------
     Rodney P. Burwell
     Director


  /s/Lorraine R. Hart
  -------------------
     Lorraine R. Hart
     Vice President, Investments


  /s/David L. Yowan
  -----------------
     David L. Yowan
     Vice President and Treasurer


  /s/Jean B. Keffeler
  -------------------
     Jean B. Keffeler
     Director

  /s/Gumer C. Alvero
  ------------------
     Gumer C. Alvero
     Director and President


  /s/Thomas R. McBurney
  ---------------------
     Thomas R. McBurney
     Director


  /s/C. Nikol Davies
  ------------------
     C. Nikol Davies
     Secretary


  /s/Frederick C. Quirsfield
  --------------------------
     Frederick C. Quirsfield
     Vice President, Investments


  /s/Teresa J. Rasmussen
  ----------------------
     Teresa J. Rasmussen
     General Counsel and Assistant Secretary


  /s/Philip C. Wentzel
  --------------------
     Philip C. Wentzel
     Controller